Exhibit 10(i)

MUTUAL RELEASE

This Mutual Release (“Release”) is made and entered into as of November 23, 2003, by and between ALBERT M. ZLOTNICK (“ZLOTNICK”), whose address is 301 City Ave., Bala Cynwid, PA  19004, and METALINE MINING & LEASING COMPANY (“METALINE”), having its principal executive office at 601 W. Main Ave., Suite 714, Spokane, WA  99201-0677.

RECITALS

ZLOTNICK is currently a shareholder of METALINE, owning 7,277,834 shares of Common Stock.

ZLOTNICK wishes to sell 7,277,734 of the shares (the “Shares”) and has offered to sell the Shares to METALINE for an aggregate purchase price of $575,000.

ZLOTNICK and METALINE are entering into this Release to memorialize their understanding and agreements concerning such termination.

AGREEMENT

NOW, THEREFORE, in consideration of the payment of $575,000, the receipt of which is hereby acknowledged and of the premises and the covenants and agreements expressed herein, ZLOTNICK and METALINE agree as follows:

ZLOTNICK is familiar with METALINE’S assets and operations and understands all of the risks of terminating his investment in METALINE.  ZLOTNICK has made such additional inquiry of METALINE as ZLOTNICK deems appropriate in order to be fully informed regarding the current status of METALINE and fully knowledgeable regarding the sale of the Shares.

ZLOTNICK is the beneficial owner of the Shares and has good and marketable title thereto.

The Shares shall be assigned and transferred to METALINE containing only those transfer restrictions as currently set forth thereon.

Release of METALINE.   ZLOTNICK, for himself and his respective heirs, successors and assigns, does hereby release METALINE and its subsidiaries, controlling persons, officers, directors, employees and agents and their respective heirs, successors and assigns, from any and all claims of or pertaining to this Agreement or the performance by METALINE of its duties and obligations thereunder, and agrees that none of such releasing persons shall make any claim against METALINE whether for an accounting or for monies or other consideration arising directly or indirectly out of the Agreement or the performance by METALINE of such duties and obligations.

Release of ZLOTNICK.  METALINE, for itself and its controlling persons, employees, officers and directors and agents, and their respective heirs, successors and assigns, does hereby release ZLOTNICK and his heirs, successors and assigns, from any and all claims of or pertaining to the Agreement or the performance by ZLOTNICK of his duties and obligations thereunder, and agrees that none of such releasing persons shall make any claim against ZLOTNICK, whether for an accounting or for monies or other consideration arising directly or indirectly out of the Agreement or the performance by ZLOTNICK of such duties and obligations.

This Agreement supersedes all oral statements and representations and contains the entire agreement between the parties hereto with respect to the subject matter hereof and the transactions contemplated thereby.

This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, beneficiaries, successors and assigns of ZLOTNICK and METALINE.

The parties agree the venue of any suit or action between the parties will be in Spokane County, Washington.  This Agreement shall be construed and enforced in accordance with the laws of Washington State.

In any suit or action brought in equity or to enforce injunctive or other equitable relief pursuant to this Agreement, the losing party shall pay to the prevailing party reasonable attorneys’ fees and all other costs and expenses which may be incurred by the prevailing party in such action, including those fees and costs incurred in any appeal.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile copies of this Agreement may be signed as counterpart originals.

Dated December 17, 2003

Metaline Mining & Leasing Company

By:___________________________

      Gregory B. Lipsker, President

______________________________

Albert M. Zlotnick